                                                           Registration No. 333-

   As filed with the Securities and Exchange Commission on October 24, 1997
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                           ----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                           ----------------------

                           ENCORE WIRE CORPORATION
           (Exact name of registrant as specified in its charter)

            DELAWARE                                      75-2274963
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

         1410 MILLWOOD ROAD
           MCKINNEY, TEXAS                                   75069
(Address of Principal Executive Offices)                  (Zip Code)

                           ----------------------

                 ENCORE WIRE CORPORATION 1989 STOCK OPTION PLAN
                            (Full title of the Plan)

                           ----------------------

            VINCENT A. REGO                                    COPY TO:
   CHAIRMAN OF THE BOARD, PRESIDENT                         JACK M. LITTLE
      AND CHIEF EXECUTIVE OFFICER                      THOMPSON & KNIGHT, P.C.
        ENCORE WIRE CORPORATION                          1700 PACIFIC AVENUE
          1410 MILLWOOD ROAD                                  SUITE 3300
        MCKINNEY, TEXAS  75069                           DALLAS, TEXAS  75201
(Name and address of agent for service)                     (214) 969-1363
            (972) 562-9473
     (Telephone number, including
   area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
       Title of                                    Proposed          Proposed Maximum           Amount
      Securities              Amount                Maximum              Aggregate                of
         to be                 to be            Offering Price           Offering            Registration
      Registered           Registered(1)         per Share(2)            Price(2)                 Fee
--------------------------------------------------------------------------------------------------------------
     Common Stock,            150,000
    par value $.01            shares                $27.50              $4,125,000              $1,250
       per share
--------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Common Stock reported in the consolidated reporting system for NASDAQ National Market System securities on October 20, 1997.

                                     PART I

                       INCORPORATION OF CONTENTS OF PRIOR
                             REGISTRATION STATEMENT


    The contents of (i) Registration Statement No. 33-54484 relating to the Encore Wire Corporation 1989 Stock Option Plan (the "Plan") filed by the Registrant with the Securities and Exchange Commission on November 12, 1992, as amended by the Post-Effective Amendment No.1 filed with the Securities and Exchange Commission on November 19, 1992 and (ii) Registration Statement No. 33-89126 relating to the Plan filed by the Registrant with the Securities and Exchange Commission on February 2, 1995 (collectively, the "Prior Registration Statements") are incorporated herein by reference pursuant to General Instruction E to Form S-8. The purpose of this Registration Statement is to register 150,000 additional shares of Common Stock of the Registrant for offer and sale pursuant to the Plan.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

    (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

    (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act since December 31, 1996.

    (3) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A of the Registrant filed with the Securities and Exchange Commission on June 4, 1992 and declared effective on July 16, 1992, including any amendment or report filed for the purpose of updating such description.

    In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.

    In addition to the exhibits filed with or incorporated by reference in the Prior Registration Statements, the following documents are filed or incorporated by reference as exhibits to this Registration Statement:

Exhibit
Number          Description
-------         -----------
4.1          Encore Wire Corporation 1989 Stock Option Plan, as amended and restated in January 1997, and approved by the stockholders on May
             2, 1997.

5.1 Opinion of Thompson & Knight, A Professional Corporation, regarding 150,000 shares of Common Stock of the Registrant.

23.1         Consent of Thompson & Knight, A Professional Corporation
             (contained in its opinion filed herewith as Exhibit 5.1).

23.2         Consent of Ernst & Young LLP, independent auditors.

24.1 Power of Attorney (included on the signature page of this Registration Statement).

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McKinney, State of Texas, on the 23rd day of October, 1997.

                                   ENCORE WIRE CORPORATION
                                   (Registrant)



                                   By: /s/  Vincent A. Rego
                                       ----------------------------------------
                                           Vincent A. Rego
                                           Chairman of the Board, President
                                           and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Each person whose signature appears below constitutes and appoints Vincent
A. Rego and Scott D. Weaver, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                              Title                                              Date
---------                              -----                                              ----
/s/ Vincent A. Rego                    Chairman of the Board, President,                  October 23, 1997
----------------------------------     Chief Executive Officer and Director
Vincent A. Rego                        (Principal Executive Officer)



/s/ Scott D. Weaver                    Vice President - Finance,                          October 23, 1997
----------------------------------     Secretary and Treasurer
Scott D. Weaver                        (Principal Financial and
                                       Accounting Officer)


/s/ Donald M. Spurgin                  Director                                           October 23, 1997
----------------------------------
Donald M. Spurgin


/s/ Donald E. Courtney                 Director                                           October 23, 1997
----------------------------------
Donald E. Courtney


/s/ Daniel L. Jones                    Director                                           October 23, 1997
----------------------------------
Daniel L. Jones


/s/ John P. Pringle                    Director                                           October 23, 1997
----------------------------------
John P. Pringle


/s/ William R. Thomas                  Director                                           October 23, 1997
----------------------------------
William R. Thomas


/s/ John H. Wilson                     Director                                           October 23, 1997
----------------------------------
John H. Wilson


/s/ Joseph M. Brito                    Director                                           October 23, 1997
----------------------------------
Joseph M. Brito





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
                               INDEX TO EXHIBITS


      Exhibit
      Number                                        Exhibit
      ------                                        -------
        4.1               Encore Wire Corporation 1989 Stock Option Plan, as amended and restated in January 1997, and approved by the
                          stockholders on May 2, 1997.

        5.1               Opinion of Thompson & Knight, A Professional Corporation,
                          regarding 150,000 shares of Common Stock of the Registrant.

       23.1               Consent of Thompson & Knight, A Professional Corporation
                          (contained in its opinion filed herewith as Exhibit 5.1).

       23.2               Consent of Ernst & Young LLP, independent auditors.

       24.1               Power of Attorney (included on the signature page of this
                          Registration Statement).





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